Consultant Agreement with Diarmuid P. Heron

CONSULTANT AGREEMENT

THIS AGREEMENT is made and entered into between DIARMUID P. HERON (“Consultant”) and MOGUL ENERGY INTERNATIONAL, INC. (“Company”) (Consultant and Company are referred to interchangeably and collectively herein as “Party” and the “Parties”), and is effective as of March 12, 2008 (“Effective Date”).

RECITALS

WHEREAS the Company desires to identify strategic partners for future oil exploration and development, and to develop new business strategies to grow the Company, and further its business purposes;

WHEREAS the Consultant has invested significant time and energy in establishing relationships with third parties who may be strategic partners for the Company, and the Consultant has substantial business expertise in the resource industry;

WHEREAS the Company may provide the Consultant with confidential, valuable, material non-public, and proprietary information for the purpose of identifying strategic partners and otherwise developing the Company’s business strategy, or for other purposes as the Parties may from time to mutually agree upon;

WHEREAS the Parties desire to enter into this Agreement as a condition to the release of such confidential, valuable, material non-public, and proprietary information;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, and in consideration of the mutual promises contained herein, the Parties agree as follows:

TERMS

1.  Term.  The term of this Agreement shall commence on the Effective Date and shall terminate one (1) month thereafter, unless the Parties otherwise agree in writing.  The Company may terminate this Agreement upon notice with or without cause; provided, however, that unless Consultant is in default hereunder, the Company will pay Consultant on a pro-rata basis any amounts accrued and owing at the time of termination.

2.  Non-Circumvention.  The Parties hereto, including their affiliates, subsidiaries, officers, directors, employees, agents or representatives, shall not, directly or indirectly, interfere with, circumvent, avoid, bypass or obviate, or cause any other person to interfere with, circumvent, avoid, bypass or obviate, the business relationship between the Parties, or the interest or relationship of either Party with its contacts, in any manner (i) to change or avoid direct or indirect payment of established or to-be-established fees or commissions, business agreements or combinations, or other related compensation agreed to by the Parties, or (ii) to influence or intervene in the continuance of any pre-established or any pre-contracted relationship between either Party and third-parties; and shall not initiate any transaction with any corporation, individual, partnership, or other entity revealed or introduced to it by the other Party in order to bypass or attempt to bypass the other Party in connection with any ongoing or future transaction or agreement.

PRIVATE AND CONFIDENTIAL	Page 1 of 5	Initials ___________

Consultant Agreement with Diarmuid P. Heron

3.  Non-disclosure.  The Consultant shall treat as strictly confidential and shall not disclose certain confidential information (the “Confidential Information”) that may be provided to the Consultant for the purposes of developing the Company’s business strategy, or for other purposes as the parties may from time to mutually agree upon.  Confidential Information shall include the identities of Investors and/or their agents or representatives, financial information, and proprietary or trademarked information. All obligations hereunder with respect to Confidential Information shall continue through the duration of this Agreement.  Confidential Information shall not include any information which the Consultant can show (a) is now or later becomes available in the public domain without breach of this Agreement by the Consultant, (b) was in the possession of the Consultant prior to disclosure to the Consultant, (c) was received from a third party without breach of any nondisclosure obligations to the Company or otherwise in violation of the Company’s rights, or (d) was developed by the Consultant independently of any Confidential Information received from the Company.  Notwithstanding the foregoing, the Consultant may disclose Confidential Information under applicable law or pursuant to an order of a court or governmental agency, as required by that order, or pursuant to a decree, regulation or rule, provided that the Consultant shall first notify the Company of such disclosure and afford the Company opportunity to seek a protective order relating to such disclosure.  The Consultant may disclose Confidential Information with the permission of the Company.

4.  Material Non-Public Information.  The Consultant acknowledges that the Company is quoted on the OTCBB and is subject to certain reporting and disclosure obligations under Section 15(d) of the Securities Exchange Act of 1934, and other U.S. securities laws.   Where the Consultant is aware of the occurrence or existence of any pending corporate development with respect to the Company, or other non-public information that the Company believes may be material, any and all such information shall remain confidential to the Consultant until such information otherwise becomes public, unless disclosure is required by law.  Notwithstanding the Consultant's agreement to keep such information confidential, the Consultant makes no acknowledgement that any such information is material, non-public information.  The Consultant agrees to comply with U.S. securities laws with respect to its use of any such information.

5.  Scope of Services.  The Consultant will assist the Company in locating strategic business partners and developing the Company’s business strategy.  Consultant warrants that he is a natural person providing bona fide services to the Company that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities; and Consultant agrees that such activities are prohibited under this Agreement.

6.  Consideration.  Company agrees to compensate Consultant in the amount of One-hundred Thousand (100,000) shares of common stock of the Company, which the Company agrees to issue to Consultant, to be registered on Form S-8, if applicable, or other appropriate registration statement.  Consultant shall be reimbursed by the Company for reasonable expenses incurred in performance of the services under this Agreement.  Consultant hereby agrees that the responsibility for payment of taxes from the funds thus received under this Agreement shall be said Consultant’s obligation.

7.  Independent Contractor.  The Consultant shall provide services pursuant hereto, as an independent contractor.  The parties understand that the Consultant performs tasks, the details of which the Company does not have legal right to control and no such control is assumed by this Agreement.  This Agreement does not create an employment relationship, partnership, or joint venture between the Consultant (or its employees) and the Company.  Neither the Consultant nor its employees shall be deemed employees of the Company for any purpose whatsoever, and neither shall be eligible to participate in any benefit program provided by the Company.  The Consultant shall not assign any interest in this Agreement and shall not transfer any interest in same without prior written consent of the Company.

PRIVATE AND CONFIDENTIAL	Page 2 of 5	Initials ___________

Consultant Agreement with Diarmuid P. Heron

8.  Discrimination Clause.  The Consultant agrees to abide by the requirements of the following as applicable:  Title VI and VII of the Civil Rights Act of 1964, as amended by the Equal Opportunity Act of 1972; Federal Executive Order 11246; Federal Rehabilitation Act of 1973, as amended; Vietnam Era Veteran’s Readjustment Assistance Act of 1974; Title IX of the Education Amendments of 1972; Age Act of 1975; and the requirements of the Americans with Disabilities Act of 1990.  The Consultant agrees not to discriminate in its employment practices, and will render services under this Agreement without regard to race, color, religion, sex, national origin, veteran status, political affiliation, or disabilities.

9.  Insurance and Release.  The Company provides no medical or workers' compensation insurance coverage for the Consultant under this Agreement.  The sole responsibility for providing appropriate insurance coverage lies solely with the Consultant.  Further, the Consultant agrees to release and hold harmless the Company, its officers, agents and/or employees from and against any and all liability and costs (including attorney's fees) incurred in connection with any claims or demands for damages of any nature whatsoever, including but not limited to bodily injury, death, personal injury or property damage arising from or caused by the acts or failure to act of the Consultant or its employees.

10.  No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns.

11.  Cumulative Obligations.  Each Party’s obligations hereunder are in addition to, and not exclusive of, any and all of its other obligations and duties to the other party, whether express, implied, in fact or in law.

12.  Entire Agreement.  This Agreement constitutes the entire agreement between the Parties relating to the matters discussed herein and shall not be amended or modified except by written instrument duly executed by each of the Parties hereto.  Any and all previous agreements and understandings between the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

13.  Dispute Resolution.  The Parties hereto agree that this Agreement shall be governed by the laws of the State of Washington, without giving effect to the principle of conflict of laws.  All actions or proceedings arising in connection with this Agreement shall be brought and litigated exclusively in the courts located in King County, Washington.  The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature, precluding litigation between the Parties with respect to any issue arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each Party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the courts located in King County, Washington shall have personal jurisdiction over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each Party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to the address specified on the last page of this Agreement or such other address as either party may have given to the other in writing.  Any final judgment rendered against a Party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.  The prevailing Party in a dispute brought in connection with this Agreement shall be entitled to reasonable attorneys’ fees and costs.

PRIVATE AND CONFIDENTIAL	Page 3 of 5	Initials ___________

Consultant Agreement with Diarmuid P. Heron

14.  Miscellaneous.  In the event that one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, the remaining provisions of this Agreement shall remain in full force and effect.  Any waiver, express or implied, by any Party of any of its rights arising under this Agreement must be in writing and shall not constitute or be deemed a waiver of any other right hereunder, whether of a similar or dissimilar nature.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.  This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.  A faxed or photocopied signature shall have the force and effect of an original, and each executed copy shall be a counterpart original of equal force and effect and enforceable against the party executing the counterpart.  The headings in this Agreement are inserted for convenience only, are not part of this Agreement, and shall not in any manner affect the meaning of this Agreement or any paragraph, term, and/or provision of this Agreement, and shall not be interpreted to be a part of this Agreement for any purpose.

THE UNDERSIGNED HAVE READ THIS AGREEMENT AND HAVE TAKEN THE TIME NECESSARY TO REVIEW COMPLETELY AND FULLY UNDERSTAND THIS AGREEMENT.  THE UNDERSIGNED FULLY UNDERSTAND THIS AGREEMENT, ACCEPT, AND VOLUNTARILY AGREE TO EACH AND EVERY PARAGRAPH, TERM, AND/OR PROVISION CONTAINED IN IT, AND FULLY ACCEPT AND AGREE TO IT AS BINDING UPON THE UNDERSIGNED FOR ANY AND ALL PURPOSES WHATSOEVER.

PRIVATE AND CONFIDENTIAL	Page 4 of 5	Initials ___________

Consultant Agreement with Diarmuid P. Heron

IN WITNESS WHEREOF, the Parties’ authorized representatives have executed this Agreement to be effective as of the date first written above.

DIARMUID P. HERON (Consultant)

By:	/s/ Diarmuid Heron	Date:	March 12, 2008

Name:	Diarmuid Heron	Address:	Newmarket, Ont.

Title:	Consultant		Canada

MOGUL ENERGY INTERNATIONAL, INC. (Company)

By:	/s/ Naeem Tyab	Date:	March 12, 2008

Name:	Naeem Tyab		Address: 520 Pike Street, Suite 2210,

Title:	President		Seattle, WA 98101

PRIVATE AND CONFIDENTIAL	Page 5 of 5	Initials ___________